CERTIFICATIONS PURSUANT TO
8 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended Annual Report of PRIME STAR GROUP, INC. (the Company”) on Form 10-K/A for the period ending December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof, I, Roger H. Mohlman, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1.             The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.             The information contained in the report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: June 10, 2010

/s/ Roger H. Mohlman
Roger H. Mohlman
Chief Executive Officer and
Chief Financial Officer